EXHIBIT 99.1
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                                  PRESS RELEASE

 ACTRADE FINANCIAL TECHNOLOGIES LTD. FILES FOR CHAPTER 11 BANKRUPTCY PROTECTION


         New York, NY - December 12, 2002 - Actrade Financial Technologies Ltd. ("Actrade" or the "Company") announced today that it and one of its subsidiaries, Actrade Capital Inc. ("Capital"), have today filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Chapter 11 allows the Company to continue operating its business while under the jurisdiction of the Bankruptcy Court. Except for Capital, the Chapter 11 filings do not include any of the Company's other subsidiaries.

         Actrade also announced today the following recent developments:

1.       APPOINTMENT OF CEO.

         As previously disclosed, on October 8, 2002, Alexander C. Stonkus began a paid leave of absence from his positions as President and CEO of Actrade. Richard McCormick has been appointed Chief Executive Officer and has entered into an agreement with Actrade effective October 8, 2002.

         Mr. McCormick has over twenty years of experience in investment banking and financial consulting. His prior experience includes positions with PaineWebber Incorporated and Kidder, Peabody & Co. Mr. McCormick graduated from the University of Southern Connecticut with a B.S. in economics and accounting and received an M.B.A. from Pace University.

2.       PENDING DELISTING APPEAL

         As previously announced, on October 17, 2002, Actrade received a NASDAQ Staff Determination that Actrade's common stock, par value $.0001 per share ("Common Stock"), no longer qualifies for inclusion in The NASDAQ Stock Market. Actrade appealed the NASDAQ Staff Determination before a NASDAQ Listing Qualifications Panel (the "Panel"). At this time, Actrade is awaiting the decision of the Panel. If the Panel upholds the NASDAQ Staff Determination, then Actrade's Common Stock will be subject to immediate de-listing from The NASDAQ National Market.

3.       ONGOING AUDIT COMMITTEE EVALUATION.

         As has also previously been disclosed, Actrade has ceased operating its international bill of exchange business (the "IMT Business"), which had primarily been conducted through Actrade Resources, Inc. ("Resources"), an Actrade subsidiary. Actrade's Board of Directors (the "Board") has directed the Audit Committee of the Board (the "Audit Committee") to conduct an evaluation of, and make appropriate recommendations to the Board with respect to, anonymous allegations received by Actrade relating to alleged serious irregularities and improprieties in the operations conducted by the Company and its subsidiaries (the "Evaluation"), including, among other matters, allegations relating to the bona fides of nearly all of the transactions financed by

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the IMT Business and of a majority of the domestic Trade Acceptance Draft
("TAD") transactions, the relationship of the IMT Business with banking and other financial institutions with which the IMT Business conducted its business, the possible affiliation of Amos Aharoni, Actrade's former Chairman of the Board and Chief Executive Officer, with certain customers and salespeople and entities of the IMT Business, and other issues concerning certain of the Company's domestic accounts, including, among other things, the possibility that buyers and sellers in certain domestic TAD transactions are affiliated with one another.

         In this connection, it appears that Actrade did not maintain, in the United States, appropriate books and records regarding the IMT Business. Moreover, none of the employees or other individuals who have cooperated with the Audit Committee's Evaluation have indicated any significant familiarity with the day-to-day operations of the IMT Business. Further, as previously disclosed, Mr. Aharoni, who was substantially involved in the operations of the IMT Business, resigned, effective August 21, 2002, from all director and officer positions he held with Actrade and its subsidiaries. Mr. Aharoni has refused to meet with the Audit Committee or to provide substantive information to the Audit Committee in connection with the Evaluation.

         The Evaluation to date has raised serious questions and issues regarding the nature and substance of the past operations of the IMT Business, the accounting for the Company's operations, and the Company's securities filings with the United States Securities and Exchange Commission (the "SEC"), all of which warrant additional and continuing review and evaluation by the Company.

4.       SEC FILINGS AND FINANCIAL STATEMENTS.

         During the course of the Evaluation, serious and material questions and issues have arisen regarding the accuracy and completeness of Actrade's securities filings, including the financial statements contained or incorporated by reference in such filings. In this connection, the Company is evaluating a number of disclosure and financial statement issues relating to, among other things, the past accounting treatment of certain stock options, the proper amount of reserves for doubtful accounts and the description and characterization of Actrade's foreign and domestic businesses, and other issues relating to the accuracy and completeness of the Company's prior SEC filings.

         At this time Actrade is unable to determine whether the description and characterization of the IMT Business and other aspects of Actrade's IMT Business and reported financial results of such business contained in Actrade's filings with the SEC are accurate or whether Actrade will be able to obtain the information about the IMT Business necessary to complete financial statements for the fiscal year ended June 30, 2002.

         Amendments to, and/or a restatement of, the disclosures in Actrade's historical SEC filings and the financial statements included or incorporated therein are being considered by the Company and may be required.

         Actrade cannot at this time identify or quantify the exact nature or amount of any amendments or restatements that may be required and, accordingly, Actrade's historical financial statements and SEC filings should not, at this time, be relied upon.

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         Further, as previously disclosed, Deloitte & Touche LLP ("D&T"),
Actrade's independent auditor, has notified Actrade that it has suspended its audit of Actrade's financial statements for the fiscal year ended June 30, 2002. D&T has thus far not provided the Audit Committee with information in connection with its Evaluation.

         For all of the reasons described herein, Actrade has been unable to complete the disclosure required to be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (the "Annual Report"). At this time, Actrade is unable to provide any further guidance as to when its Annual Report will be filed.

         In addition, the two banks with which the Company presently has credit facilities have requested that the Company provide them with financial statements for the fiscal year ended June 30, 2002. As of December 11, 2002, the principal amount of Actrade's borrowings under the facilities aggregated approximately $6.7 million. Unless the Company delivers financial statements to the banks or is able to negotiate a waiver of the requirement to deliver financial statements, the banks may no longer extend credit to Actrade. As described above, Actrade is unable to complete such financial statements at this time. The Company is unable to predict whether the banks will grant a waiver and continue to extend credit to the Company.

5.       UNAUTHORIZED TRANSFERS AND DISBURSEMENTS.

         The Company believes that, in June and July 2002, certain unauthorized transactions with respect to the off-shore bank accounts of Actrade Commerce Ltd. ("Commerce") and Resources, each a foreign subsidiary of Actrade, may have resulted in the disbursement of approximately $31.5 million of Company funds to third-parties that is purportedly to be repaid over an extended period of time pursuant to certain loan agreements provided to the Company by Mr. Aharoni. Actrade has been unable to contact the counterparties to these purported transactions and cannot, at this time, determine the likelihood that the funds referred to above will be repaid. The failure of such funds to be repaid would have a material adverse effect on the financial condition of the Company. In addition, irrespective of whether such funds are repaid, such unauthorized transactions may also have a material adverse tax effect on the Company.

         After being contacted by Actrade regarding what the Company believes were the unauthorized transactions described above, Commerce's and Resources' off-shore bank informed Actrade that it had frozen the respective accounts at the off-shore bank of the third-parties whom Actrade had identified as the recipients of the disbursements. While the off-shore bank continues to freeze the accounts of such third-parties, such bank has also commenced an interpleader court action, requesting that the court determine the rightful owner of the funds at issue (the "Interpleader Action"). The Interpleader Action is pending as of the date of this press release. Actrade is also attempting, through the Interpleader Action, to determine the amount of funds in the now-frozen off-shore bank accounts of the third parties. Until such information is obtained, it should not be assumed that there are substantial funds in such accounts. In addition, it should not be assumed that Actrade will recover substantial funds, if any, through the Interpleader Action. The Company is also considering pursuing other legal action in connection with these unauthorized disbursements.

6.       TAD AND BILL OF EXCHANGE DEFAULTS.

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         As of the close of business on December 11, 2002, Actrade held $19 million in TADs issued by two U.S. subsidiaries of a Taiwanese corporation. As of the close of business on December 11, 2002, the TADs issued by such U.S. subsidiaries represented approximately 50% of all TADs held by Actrade. The two U.S. subsidiaries in question defaulted on all TADs they had issued that matured on and after October 13, 2002. On November 27, 2002, Actrade accelerated the maturity of the remainder of the $19,000,000 principal amount of TADs issued by the two U.S. subsidiaries. On December 5, 2002, the Company learned that on December 2, 2002 the two U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 in the Bankruptcy Court for the Northern District of Texas.

         Between October 13, 2002 and November 8, 2002, the Taiwanese parent paid $817,600 in bills of exchange it had issued that matured during this period, but the Taiwanese parent then defaulted on $354,000 of bills of exchange that it had issued that matured on or after November 16, 2002. Actrade has since accelerated the maturity of the remaining bills of exchange it holds that have been issued by the Taiwanese parent. As of the close of business on December 11, 2002, Actrade held an aggregate of $1,322,800 in bills of exchange issued by the Taiwanese parent of the two U.S. subsidiaries.

         Since October 14, 2002, Actrade has not purchased any TADs issued by such U.S. subsidiaries or bills of exchange issued by their Taiwanese parent, and does not expect to engage in any transactions with any of these companies unless these defaults are resolved to Actrade's satisfaction. The elimination of the Taiwanese parent and its two U.S. subsidiaries from Actrade's financing programs will have a material adverse impact on the volume of business conducted by Actrade.

         Actrade carries surety bonds insuring performance by such U.S. subsidiaries under the TADs in the amount of up to $16 million. The agent acting on behalf of the issuers of those surety bonds has advised Actrade that it is reserving the right of the issuers to contest the validity of these surety bonds. In addition, the Taiwanese parent has guaranteed the performance by one of its U.S. subsidiaries in respect of the TADs issued by such subsidiary. However, although Actrade has demanded payment from the Taiwanese parent under the guarantee, there can be no assurance that Actrade will be able to collect on the guarantee and, moreover, recent news articles reviewed by Actrade suggest that there are serious concerns about the financial condition of the Taiwanese parent. Although Actrade has had discussions with the U.S. subsidiaries and the issuer of the surety bonds regarding the defaulted TADs, given, among other factors, the Chapter 11 filings of the two U.S. subsidiaries and Actrade's concerns about its ability to collect on the parent guarantee and about the financial condition of the Taiwanese parent, Actrade cannot estimate at the present time the amount, if any, it may recover in respect of the TADs issued by such U.S. subsidiaries or the bills of exchange issued by the Taiwanese parent.

         As security for one of Actrade's credit facilities with one of its banks, Actrade has assigned to such bank TADs issued by the two U.S. subsidiaries at issue with a face value of $8,661,476.49, and surety bonds insuring such TADs representing $10 million of the aggregate $16 million in surety coverage described above. As a result of the defaults by the U.S. subsidiaries described above, such bank declared a default under that credit facility. On November 22, 2002, Actrade and the bank reached an agreement addressing this default, pursuant to which Actrade repaid the $8,661,476.49 principal amount outstanding under the

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defaulted credit facility, Actrade agreed to deliver $3.3 million in additional collateral to such bank to secure $3 million of borrowings under a previously unsecured credit facility, and such bank also agreed to continue lending to Actrade under other existing credit facilities and similar arrangements.

         Separately, as previously disclosed, a former significant customer of Actrade defaulted on $8,844,805 in TADs. Actrade carries surety bonds insuring performance by such customer under the TADs in the amount of up to $8.5 million. The agent acting on behalf of the issuers of those surety bonds has advised Actrade that it is reserving the right of the issuers to contest the validity of these surety bonds. The Company, the agent representing the relevant sureties and the customer previously entered into a Restructuring Agreement, dated October 5, 2001 (as amended, the "Restructuring Agreement"), which provided for, among other matters, a standstill period during which definitive agreements would be executed in respect of the payment of the defaulted TADs by such customer (the "Standstill Period"). The parties to the Restructuring Agreement have extended the Standstill Period on several occasions, most recently on November 14, 2002. The parties to the Restructuring Agreement have also recently held discussions regarding a possible restructuring of the former customer's obligation to Actrade, but no agreement has been reached and no assurance can be given that a satisfactory arrangement will be reached. In addition, during those discussions it was disclosed to Actrade that the former customer may file for bankruptcy in the near future in the event it cannot restructure its debts, including the amounts it owes to Actrade. Actrade is not presently able to estimate the amount, if any, it would recover in the event of a bankruptcy of its former customer. Although the Restructuring Agreement expires again on December 16, 2002, it is possible that the parties thereto may extend it again. Pursuant to the Restructuring Agreement, such customer has made one payment to Actrade of $91,034.37, and five monthly payments to Actrade of $96,612.17, thereby reducing the present outstanding principal balance of the defaulted TADs to $8,544,538.10.

7.       REGULATORY INVESTIGATIONS.

         On August 27, 2002, Actrade and the Audit Committee received letters from the United States Securities and Exchange Commission ("SEC"), notifying each of them that the SEC was conducting an informal inquiry of the Company and requesting the preservation of certain documents. On August 28, 2002, the United States Attorneys' Office for the Southern District of New York (the "USAO") served a grand jury subpoena on Actrade. Thereafter, the SEC requested that the Company produce certain documents to the SEC; and, subsequently, the SEC commenced a formal inquiry of Actrade and served subpoenas on each of Actrade and the Audit Committee. The SEC and the USAO are continuing to investigate matters related to the Company. The Company and the Audit Committee have been cooperating fully with the USAO and the SEC investigations.

8.       PENDING SHAREHOLDER LAWSUIT.

         As previously disclosed, Actrade and several of its officers and directors have been named as defendants in a consolidated putative class action lawsuit filed in federal court in the Southern District of New York (the "Action"). The plaintiffs allege in their complaint that Actrade and the directors and officers named in the Action violated certain federal securities

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laws, causing damages to purchasers of Actrade's Common Stock during the period
March 11, 1999 to July 3, 2002. The plaintiffs in this Action have been granted permission to amend their complaint in light of recent disclosures related to the Company. At this time, Actrade is not in a position to predict its likelihood of success in defending the Action.

9.       PENDING AND OTHER COMPANY LITIGATION.

         The Company is engaged in litigation in Federal Court in Georgia to collect $4.6 million from Premier Holidays International, Inc., Daniel D. DelPiano and Amwest Surety Insurance Company. On March 25, 2002, the U.S. district court entered a $4.6 million judgment in favor of Actrade against Premier and DelPiano. On November 19, 2002, the United States Court of Appeals for the Eleventh Circuit affirmed the district court's decision. Actrade is pursuing the collection of this $4.6 million judgment. With regard to that portion of the case involving Amwest, Actrade is also pursuing judgment. In relation to Amwest's affirmative defenses, on November 19, 2002, the district court, while raising questions as to the validity of those defenses, allowed Amwest another thirty days to complete depositions and fifteen additional days to file any supplemental briefing concerning Actrade's request for judgment against Amwest. The parties are negotiating an agreement to extend these deadlines.

         The Company has been named as a defendant in litigation in state court in California by American Casualty Company of Reading, Pennsylvania and Marsh USA, Inc., in which American Casualty is seeking to reclaim $5 million from Actrade in connection with a prior payment by American Casualty to Actrade under a payment bond. This litigation is scheduled for trial on March 4, 2003.

         At this time, the Company is also evaluating taking legal action against various parties in connection with the matters described in this press release.

         The litigations described in Section 8 above and this Section 9 have been stayed as a result of the Company's Chapter 11 filing today.

10.      ONGOING OPERATIONS.

         For the nine months ended March 31, 2002, the last period for which Actrade has filed a periodic report with the SEC, reported revenue generated by the IMT Business and the foreign salespersons who were terminated in connection with the previously announced closure of the IMT Business accounted for approximately 86% of total reported consolidated revenue of the Company. Additionally, Actrade's business with the customers who have defaulted on TADs and Bills of Exchange as described in Section 6 above accounts for a significant amount of Actrade's remaining TAD business. There is a substantial risk that Actrade's other TAD customers are insufficient to support Actrade as a profitable business.

         Actrade is working to address the issues described above and, at this time, continues to operate its business (other than the IMT Business) under Bankruptcy Court supervision. Actrade believes that it has adequate liquid assets at the present time to meet its current operating obligations. At this time, Actrade has chosen not to secure debtor-in-possession financing. However, the Company is continuing to evaluate the advisability of securing such financing in

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the future, but there can be no assurance that Actrade will be able to secure such financing at a later date.

         Actrade determined to make the Chapter 11 filings because it faces significant ongoing expenses and potential liabilities in connection with the issues raised in this press release and the regulatory investigations and pending litigations described in this press release that, if realized, could present a significant threat to Actrade.

         Information in this press release regarding ongoing operations is based on Actrade's previously reported results. Reported results may differ from actual results and remain subject to the Audit Committee's ongoing Evaluation.

                                      * * *

         Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties due to Actrade's pending litigation, including, without limitation, the litigation described in Sections 8 and 9 above and the ongoing internal Evaluation and regulatory and law enforcement investigations, each as described above. Other factors that may cause events to differ materially from those indicated by such forward-looking statements include, but are not limited to: uncertainties regarding the possibility of restatements of documents previously filed by Actrade with the SEC, including restatements of Actrade's financial statements; uncertainties regarding Actrade's ability to collect under defaulted TADs and bills of exchange described in this press release; uncertainties regarding Actrade's ability to collect under surety bonds issued in respect of the defaulted TADS described in this press release; additional facts found by the Company in connection with the issues that are the subject of the Audit Committee Evaluation; uncertainties regarding the Chapter 11 process; uncertainties regarding the Company's ability to obtain continued financing for its operations; and those factors discussed in Actrade's Form 10-Q for the quarter ending March 31, 2002, which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.